Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4, and related Prospectus, of Duddell Street Acquisition Corp. of our report dated November 11, 2021, relating to the consolidated financial statements of FiscalNote Holdings, Inc. and its subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

McLean, Virginia

December 3, 2021